Exhibit 31.3

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 13a-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934

I, Edward K. Aldag, Jr., certify that:

1) I have reviewed this quarterly report on Form 10-Q/A of MPT Operating Partnership, L.P.;

2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 13, 2024	/s/ Edward K. Aldag, Jr.
Edward K. Aldag, Jr.
Chairman, President and Chief Executive Officer of the sole member of the general partner of MPT Operating Partnership, L.P.